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                                                                   EXHIBIT 10.33


                               LETTER OF AGREEMENT

Meldon S. Hollis, Jr.
H&H Acquisition Corporation
c/a Hollis & Associates, P.A.
9300-B Liberty Road
Randallstown, MD 21133

March 7, 1997

Background:

Reference is made to the written offer of October 9, 1997, regarding Barry Stein (a.k.a. Ben B. Stein or Stein) and associates purchasing all except two hundred thousand (200,000) shares of the issued and outstanding shares of Wee Wees, Inc. The agreement provided for two hundred thousand (200,000) shares being retained by H&H Acquisition Corporation ("H&H"). On December 17, 1996, Wee Wees, Inc. changed its name to Financial Intranet, Inc. ("FNTN"). That written offer is attached hereto and incorporated by reference. Stein subsequently accepted that offer, subject to the modifications set forth below.

          (a) Subsequent to the offer of October 9, 1996, Stein and H&H agreed that H&H would retain an additional two hundred thousand (200,000) shares of FNTN's Common Stock, leaving a total of four hundred thousand (400,000) shares of Financial Intranet, Inc. (formerly Wee Wees, Inc.) Common Stock to be retained by H&H.

          (b) It is agreed that of the four hundred thousand (400,000) shares retained by H&H two hundred thousand (200,000) shares of FNTN Common Stock shall be restricted for sale for a period of nine (9) months from the date of this Agreement.

          (c) Based upon a subsequent verbal agreement, FNTN issued and delivered to H&H two hundred thousand (200,000) warrants in the aggregate to purchase two hundred thousand (200,000) share in aggregate of FNTN's Common Stock exercisable at Seven Dollars and Twenty-Five Cents ($7.25) per share. A copy of a sample warrant is attached hereto for reference purposes.

Commitment to Purchase by Stein

By his signature hereunder, Stein has agreed to purchase or arrange the purchase by others one hundred forty-two thousand five hundred (142,500) shares, or such lesser number of shares that may be delivered by H&H to Stein or to any broker dealer handling the sale of FNTN Common Stock currently beneficially owned by H&H or its shareholders, on the following terms:

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1. H&H shall deposit, or arrange to have one hundred twenty-three thousand, five hundred (123,500) shares of FNTN Common Stock into its account at Marsh Block, 50 Broad Street, New York, NY, Attention Kenneth Marsh.

2. Stein shall purchase or arrange to have purchased by others an initial block of twenty-two thousand (22,000) shares FNTN Common Stock through a private or public transaction at a price for the block of Eighty-eight Thousand Dollars ($88,000.00). This sale will be aggregated with a prior sale of two thousand shares made fix H&H account amounting to Twelve Thousand Dollars ($12,000.00) which when added to the new block sold results in One Hundred Thousand Dollars ($100,000.00) in the aggregate being paid by Stein for both blocks sold or to be sold in accordance with the terms of this Agreement.

3. Concurrent with the payment of the One Hundred Thousand Dollars ($100,000.00) to H&H in good cleared funds, the balance of a total of two million, five hundred forty-three thousand (2,543,000) shares of FNTN Common Stock, of which two million, two hundred fifty-seven thousand, one hundred (2,257,100) shares are assigned to Ben B. Stein and two hundred eighty-five thousand, nine hundred (285,900) shares are owned by others (itemized on the schedule of certificates attached hereto and made a part hereof), and which certificates are in the current possession of H&H shall be delivered to Interwest Transfer Company with the following instructions:

          (a) "transfer fifty thousand (50,000) shares of enclosed shares represented by the enclosed Certificates endorsed in blank to "Martin
          B. Janus" and issue a new Certificate in the name of Martin E. Janus. When issued in the name of Marvin Janus, representing shares of Common Stock of FNTN, the Certificates shall be delivered by overnight US Mail to Martin E. Janus at 919 N. Michigan Avenue 35th floor, Chicago, IL 60611."

          (b) "Release and deliver to the shareholders of record two hundred eighty-five thousand, nine hundred (285,900) Certificates presently in the possession of Interwest Transfer Company and previously issued to shareholders of record, as set forth on the list of shareholders FNTN shares of Common Stock attached hereto and made a part hereof."

          (c) "Transfer the two million, two hundred seven thousand one hundred (2,207,100) shares represented by the enclosed Certificates and endorsed in blank by the current shareholders of record to Ben B. Stein and issue new Certificates in the same denominations, in the name of Ben B. Stein. When issued in the name of Ben B. Stein, representing shares of Common Stock of FNTN owned by Ben B. Stein, the Certificates shall be delivered by overnight US Mail to Steven Sanders & Associates, 120 Broadway, Suite 3660, New York; NY 10271 ("Escrow Agent") to be held under the terms of an escrow agreement entered into between the Escrow Agent, H&H and Ben B. Stein."


4. Stein herewith agrees to purchase, or arrange the purchase of the balance of one hundred twenty thousand, five hundred (120,500) shares of Common Stock owned by H&H at a price of Five Dollars (5.00) per share in accordance with the following purchase schedule:


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          (a) 45,000 shares of FNTN Common Stock within forty-five (45) days of the date of this Agreement.

          (b) 35,000 shares of FNTN Common Stock within ninety (90) days of the date of this Agreement.

          (c) 40,500 shares of FNTN Common Stock within one hundred twenty (120) days of the date of this Agreement

5. Stein shall notify H&H in writing by first class mail and by telecopier within forty-eight (48) hours of the confirmation of any sale of FNTN shares of Common Stock owned by H&H the number of shares of FNTN Common Stock purchased by Stein, or for which Stein arranged the purchase by third parties through a private transaction and/or public sale and remit or arrange to remit finds to H&H resulting from the purchase/sale of the shares on or before the settlement date which is industry-standard for securities transactions.

6. In the event the certificates representing the shares of FNTN Common Stock offered for sale by H&H hereinabove is not delivered to Stein or to the broker dealer handling the transaction, within three (3) days of the date of a confirmed offer to purchase by Stein or purchased by third parties which sale was arranged by Stein, then in that event the shares committed to be purchased by Stein in accordance with the terms of this Agreement shall be reduced from the total number of shares whose certificates were not delivered on a timely basis to Stein or to the broker dealer handling the purchase transaction, as the case may be.

7. Concurrent with instructions provided to Interwest and counter-signed by Stein as Secretary of FNTN to issue the shares of Common Stock of FNTN to Stein in accordance with the terms of this Agreement, and concurrent with the delivery of One Hundred Thousand Dollars ($100,000.00) by Stein to H&H in accordance, with paragraph 3 above, Stein and H&H shall execute a Loan Agreement and Stein shall execute a Promissory Note and Collateral Pledge Agreement in form and substance as the draft documents attached hereto and made a part hereof.

          (a) A Promissory Note ("the Note") shall mature one hundred twenty
          (120) days from the date of this Agreement, whose principal is payable in part or in whole in the amount of Five Hundred Seventy-Two Thousand. One Hundred Dollars ($572,100.00) plus interest at the rate of ten patent (10%) per annum calculated on a daily basis on the outstanding principal.

          (b) This Note shall be issued to secure the payment for those shares committed to be purchased by Stein or others under the terms of this Letter of Agreement.

8. Stein and H&H have selected Steven Sanders to act as Escrow Agent who accepts to act upon the following instructions:

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          (a) The two million, two hundred seven thousand, one hundred
          (2,207,100) shares of Common Stock of Financial Intranet, Inc. ("FNTN") deposited with Steven Sanders acting as an Escrow Agent for H&H and Ben B. Stein ("Stein") shall hold the property of Stein in a secured location. The shares shall be delivered to Ben B. Stein, 1219 Tall Pine Drive, Apopka, Florida 32712 or to H&H c/o Meldon Hollis, at 9300-B Liberty Road, Randallstown MD, as the may be, upon the following events:

          (b) The Escrow agent shall deliver to Stein, the Certificates representing five hundred fifty thousand seven hundred seventy-five (551,775) shares of Common Stock of FNTN being held by the Escrow Agent as the property of Ben B. Stein upon receipt of true copies of transfer sheets from Interwest Transfer Company or such t transfer agent selected to act as the transfer agent for FNTN shares indicating that twenty-six thousand, eight hundred (26,800) shares FNTN's Common Stock in the aggregate was transferred from the accounts of any or all of H&H (or their designated shareholders).

          (c) Upon the certification by Ben B. Stein stating that all one hundred twenty thousand; five hundred (120,500) shares of FNTN Common Stock committed to be purchased or sold by Stein for H&H or such lesser number of shares of FNTN Common Stock committed to be purchased or sold by Stein but not delivered by H&H for sale to or by Stein, then in that event, the balance of any FNTN Common Stock, then held by the Escrow Agent which is the property of Stein, shall be delivered to Stein.

          (d) Upon the certification of Meldon Hollis representing H&H that:

                 (i) the principal and accrued interest of the Note in the amount of Five Hundred Eighty-four Thousand Five Hundred Sixty Dollars ($584,560.00) had not been paid in full within 30 days of the Note's maturity date and

                 (ii) all certificates representing one hundred twenty thousand, five hundred (120,500) shares of FNTN's Common Stock owned by H&H in had been delivered to the account of H&H at Marsh Block and available for sale.

                 then in that event the balance of any FNTN Common Stock, then held by the Escrow Agent which is the property of Stein, shall be delivered and become the property of H&H as liquidated damages and in lieu of, and in payment of, the balance of any unpaid principal and accrued interest of the Note and all shares offered and available for sale by H&H in accordance with the terms of this Agreement shall be delivered forthwith to Stein.

9. Beth Stein and H&H shall cooperate and do all other acts which may be reasonably requested by the other party to implement the terms and conditions of the transactions

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contemplated by this agreement.

10. Notices to H&H Acquisition are to be sent to:

                        H&H Acquisition Corporation
                            9300-B Liberty Road
                                Randallstown, MD 21133

or such other address as may be provided from time to time.

11. The terms of the Letter Agreement and attachments represents the total agreement between the parties to this Agreement.

12. This Letter Agreement shall be governed and construed under the laws of the State of Nevada and may not be modified except in writing signed by all parties to this Agreement.

In Witness whereof the parties have affixed their signatures on the date listed by this signature.

/s/Ben B. Stein                              (Date) 3-14-97
------------------------
Ben B. Stein

/s/Meldon S. Hollis, Jr.                     (Date) 3/12/97
------------------------
H&H Acquisition Corporation

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                AMENDMENT TO LETTER AGREEMENT DATED MARCH 7, 1997

WHEREAS, on March 7, 1997, Ben S. Stein (a.k.a Barry B. Stein) and H&H Acquisition Corporation ("H&H") entered into a Letter of Agreement (the "Agreement"), for the purchase of certain shares by Ben B. Stein in Financial Intranet, Inc. (formerly Wee Wees, Inc.).

WHEREAS, the undersigned parties wish to substitute Financial Intranet Holdings, Inc. ("Holdings") for Ben B. Stein in the Agreement, and Holdings has agreed to accept and assume, as purchaser, the obligations on the part of Ben B. Stein under the Agreement, and Ben B. Stein has agreed to assign all of his interests in and rights under the Agreement to Holdings.

WHEREAS, Stein has agreed to deliver to the Escrow Agent, executed irrevocable stock powers, sufficient to cover two million, two hundred seven thousand, one hundred (2,207,100) shares of Financial Intranet, Inc. ("FNTN"), endorsed in blank, to the Escrow Agent, within five (5) business day of the delivery of such shares to the Escrow Agent; and

WHEREAS, those stockpowers will be held by the Escrow Agent, and delivered, along with the shares of FNTN, to Holdings or to H&H, as provided in the Escrow Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Holdings hereby accepts and assumes the obligations on the part of Ben B. Stein, as purchaser, under the Agreement and Ben B. Stein hereby assigns all of his interests in and rights under the Agreement, and Holdings is hereby substituted for Stein pursuant to the terms of the Agreement.

IN WITNESS WHEREOF, the parties have hereunto affixed their signatures on the date listed by their signature.


/s/ Ben B. Stein                               Date:   4/3/97
---------------------------------
Ben B. Stein

                                               Date:
---------------------------------
H&H Acquisition Corporation


AGREED AND ACCEPTED BY:

/s/ Ben B. Stein, President                    Date:   4/3/97
---------------------------------
Financial Intranet Holdings, Inc.